Joint Filer Information

Name of Joint Filer:                HM Partners Inc.

Address of Joint Filer:             c/o Hicks, Muse, Tate & Furst Incorporated
                                    2100 McKinney Avenue, Suite 1600
                                    Dallas, Texas 75201

Designated Filer:                   Hicks, Muse & Co. Partners, L.P.

Date of Event Requiring Statement:  June 12, 2014

Issuer Name and Ticker Symbol:      LIN Media LLC (NYSE: LIN)

Signature:                          HM PARTNERS INC.

                                    By:    /s/ David W. Knickel
                                          ----------------------------------
                                          David W. Knickel
                                          Vice President and Chief Financial
                                          Officer